UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K/A
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 31, 2023
Illumina, Inc.
(Exact name of registrant as specified in its charter)

001-35406
(Commission File Number)

Delaware	33-0804655
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

5200 Illumina Way, San Diego, CA 92122
(Address of principal executive offices) (Zip code)

(858) 202-4500
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	ILMN	The NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13a of the Exchange Act. ☐

Explanatory Note
On September 5, 2023, Illumina, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original 8-K”) to report the appointment of Jacob Thaysen to serve as Chief Executive Officer and as a member of the Board of Directors (the “Board”) of the Company, in each case, effective as of September 25, 2023 (the “Commencement Date”). The Original 8-K included the Offer Letter entered into between the Company and Mr. Thaysen on August 31, 2023 (the “Offer Letter”). The sole purpose of this Form 8-K/A is to disclose an amended and restated offer letter into which the Company entered with Mr. Thaysen. Except as set forth herein, no other modifications have been made to the Original 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 8, 2023, the Company and Mr. Thaysen entered into an amended and restated offer letter. The amendment includes the following changes to the Offer Letter:
•in order to encourage Mr. Thaysen to immediately acquire and hold the Company’s stock and align his interests with those of the Company’s shareholders, the Offer Letter entitled Mr. Thaysen to a one-time grant of restricted stock units (“RSUs”) with a grant date value equal to the value of any shares of Company stock Mr. Thaysen purchases in the first 90 days following the Commencement Date (the “Purchase Window”), subject to a maximum of $1,000,000, with the RSUs vesting on the third anniversary of the grant date, subject to both Mr. Thaysen’s continued employment and continued holding of the purchased shares through such date. This provision of the Offer Letter has been modified to (i) expand the purchase window from 90 days following the Commencement Date to 12 months following the Commencement Date, (ii) require that all applicable purchases must be made pursuant to a qualified trading plan and in compliance with Illumina’s Insider Trading Policy, and (iii) provide that a matching grant will be made as soon as practicable following the earlier of the end of the purchase period or Mr. Thaysen's acquisition of up to $1,000,000 of purchased shares; and
•the Offer Letter now explicitly provides that Mr. Thaysen will be subject to Illumina’s Stock Ownership Guidelines pursuant to which he is expected to own and hold shares of Illumina’s common stock or certain of its equivalents having an aggregate value at least equal to 6 times his base salary. Mr. Thaysen will be required to achieve compliance within five years of his start date.
The foregoing descriptions of the amendments to Mr. Thaysen’s offer letter do not purport to be complete and are qualified in their entirety by reference to the full terms and conditions of Mr. Thaysen’s offer letter, as amended, which is filed with this Current Report on Form 8-K as Exhibit 10.3 and which is incorporated in this Item 5.02 by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

10.3    Amended and Restated Offer Letter to Jacob Thaysen, dated November 8, 2023
104    Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ILLUMINA, INC.
Date:	November 8, 2023	By:	/s/ CHARLES E. DADSWELL
		Name:	Charles E. Dadswell
		Title:	General Counsel and Secretary

Exhibit Index

Exhibit Number	Description
10.3	Amended and Restated Offer Letter to Jacob Thaysen, dated November 8, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)